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                                                                    EXHIBIT 5(b)


         [SKADDEN, ARPS, SLATE, MEAGHER & FLOM (DELAWARE) LETTERHEAD]

                                                   January 16, 1997



First Chicago NBD Capital I
First Chicago NBD Capital II
First Chicago NBD Capital III
First Chicago NBD Capital IV
First Chicago NBD Corporation
One First National Plaza
Chicago, Illinois  60670


     Re:  First Chicago NBD Corporation
     First Chicago NBD Capital I
     First Chicago NBD Capital II
     First Chicago NBD Capital III
     First Chicago NBD Capital IV
     Registration Statement on Form S-3
     (Registration No. 333-15649)
     ----------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel to First Chicago NBD Capital I, First Chicago NBD Capital II, First Chicago NBD Capital III and First Chicago NBD Capital IV (each, a "First Chicago NBD Trust" and, together, the "First Chicago NBD Trusts"), each a statutory business trust created under the Business Trust Act of the State of Delaware (12 Del. C. (S)(S) 3801, et seq.), and First Chicago NBD Corporation (the "Company"), a corporation organized under the laws of the State of Delaware (6 Del. C. (S) 17-101, et seq.), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-15649), filed by the Company and the First Chicago NBD Trusts with the Securities and Exchange Commission (the "Commission") on November 6, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, to be filed with the Commission on January 16, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the public offering

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First Chicago NBD Capital I
First Chicago NBD Capital II
First Chicago NBD Capital III
First Chicago NBD Capital IV
First Chicago NBD Corporation
January 16, 1997
Page 2

of preferred securities (the "Preferred Securities") of the First Chicago NBD Trusts, and certain other securities.

     The Preferred Securities of each First Chicago NBD Trust are to be issued pursuant to an Amended and Restated Declaration of Trust of such First Chicago NBD Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor of the Trust, Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), The Chase Manhattan Bank, as institutional trustee (the "Institutional Trustee"), and Laurence Goldman, M. Eileen Kennedy and Robert A. Rosholt, as regular trustees (together, the "Regular Trustees").

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the certificate of trust of each of the First Chicago NBD Trusts (each, a "Certificate of Trust" and, collectively, the "Certificates of Trust") filed with the Secretary of State of the State of Delaware on November 6, 1996; (iii) the form of the Declaration of each of the First Chicago NBD Trusts (including the designation of the terms of the Preferred Securities of such First Chicago NBD Trust annexed thereto); (iv) the form of the Preferred Securities and specimen certificates thereof; and (v) the form of the Purchase Agreement (each, a "Purchase Agreement" and, collectively, the "Purchase Agreements") proposed to be entered into among the Company,

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First Chicago NBD Capital I
First Chicago NBD Capital II
First Chicago NBD Capital III
First Chicago NBD Capital IV
First Chicago NBD Corporation
January 16, 1997
Page 3

each First Chicago NBD Trust and the underwriters to be named therein, relating to, among other things, the sale of the Preferred Securities of such First Chicago NBD Trust. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by parties other than the First Chicago NBD Trusts, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each First Chicago NBD Trust, the Preferred Securities of such First Chicago NBD Trust and each Purchase Agreement when executed will be in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the First Chicago NBD Trusts and others.

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First Chicago NBD Capital I
First Chicago NBD Capital II
First Chicago NBD Capital III
First Chicago NBD Capital IV
First Chicago NBD Corporation
January 16, 1997
Page 4

     We do no express any opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.

     Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that when
(i) the Registration Statement becomes effective; (ii) the Declaration of each First Chicago NBD Trust and the Purchase Agreement of such First Chicago NBD Trust have been duly executed and delivered by the parties thereto; and (iii) the terms of the Preferred Securities of each First Chicago NBD Trust have been duly established in accordance with the Declaration of such First Chicago NBD Trust and such Preferred Securities have been duly executed and authenticated in accordance with the Declaration of such First Chicago NBD Trust and delivered to and paid for by the underwriters as contemplated by the Purchase Agreement of such First Chicago NBD Trust, the Preferred Securities of each First Chicago NBD Trust will have been duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial ownership interests in the assets of such First Chicago NBD Trust; and the holders of such Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities of each First Chicago NBD Trust may be obligated, pursuant to the Declaration of such First Chicago NBD Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee of such First Chicago NBD Trust to exercise its
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First Chicago NBD Capital I
First Chicago NBD Capital II
First Chicago NBD Capital III
First Chicago NBD Capital IV
First Chicago NBD Corporation
January 16, 1997
Page 5

rights and powers under the Declaration of such First Chicago NBD Trust.

     We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


     Very truly yours,


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     /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM (DELAWARE)